Exhibit 99.2

Company Contact:	Investor Contact:	Media Contacts:
Kirk Patterson	Beverly Twing	Katie Oliver
CFO & SVP	Shelton - Investor Relations	Shelton - Public Relations
Entorian Technologies Inc.	For Entorian Technologies Inc	For Entorian Technologies Inc
(512) 454-9531	(972) 239-5119x126	(972) 239-5119 x128
investors@entorian.com	investors@entorian.com	media@entorian.com

Entorian Technologies Acquires Rugged

PC and Server Maker Augmentix Corporation

Continues Transformation and Strengthens Portfolio in

Environmentally Demanding Growth Markets

Entorian Hosts Conference Call Tomorrow at 4:30 p.m. Eastern Time

AUSTIN, Texas – July 14, 2008 – Entorian Technologies Inc. (NASDAQ: ENTN), a leading provider of advanced module and system-level products for demanding high-reliability and high-performance markets, today announced the acquisition of Augmentix Corporation, a leader in rugged computing solutions. The acquisition positions Entorian to further expand into high-growth markets and to build on its 18-year history of manufacturing and packaging intellectual property (IP) for thermally and performance-intensive environments. Terms of the transaction include $23.5 million in cash and approximately $10.7 million in convertible notes, for a total consideration of approximately $34.2 million, including certain adjustments. The company believes the acquisition will be immediately accretive to earnings, net of one-time expenses related to the acquisition.

The broadening of Entorian’s product portfolio to include rugged PCs and servers provides large-scale revenue growth opportunities. It continues the company’s transformation, complementing Entorian’s core technical expertise in high-speed electrical signaling, heat-dissipating design and packaging. Augmentix provides expertise in designing government and military-grade, rugged systems and intelligent high-availability servers. Together, the company will continue to serve mobile and server platforms, and module form factors for thermally intensive, highly reliable and performance-oriented applications. Augmentix’s revenue for the first half of 2008 was $28 million, and the company expects seasonal growth throughout the remainder of 2008.

Rugged computing solutions from Augmentix, founded in 2003, serve various growth markets, including government and military applications, as well as first responders and mobile service applications in utilities, telecommunications and industrial manufacturing. Additional target markets include home healthcare and professional service applications. In these markets, heat, vibration/shock, moisture and dust can impact reliability. Augmentix provides hallmark product solutions, using proven, patent-pending ruggedization technologies that directly address these environmental challenges. Augmentix’s rugged server solutions are sold directly to US government agencies, and the company’s rugged notebooks are developed with and distributed exclusively through a leading, US-based, PC original equipment manufacturer (OEM).

“The new combined portfolio further positions Entorian into high-growth markets, where our core expertise is a key differentiator. Our manufacturing strength, proven IP, subsystems and end-product offerings serve environmentally demanding, size-limited applications where reliability is key,” said Wayne Lieberman, CEO of Entorian Technologies. “Additionally, the Augmentix acquisition brings new revenue opportunities, including an established revenue base through a significant OEM, and an impressive customer list that includes most branches of the U.S. Armed Forces, and top system integrators including Raytheon Company (NYSE: RTN), Secure Computing Corp. (NASDAQ: SCUR) and Northrup Grumman Corp. (NYSE: NOC),” he continued.

“We are excited to become a part of the Entorian team. Our rugged computing solutions for mission-critical applications set new standards in performance, reliability and seamless integration into our customers’ demanding environments. Along with Entorian, we plan to continue to strive to maximize customer value by delivering advanced, world-class solutions for vertical markets,” said Stephan Godevais, president and CEO of Augmentix. Mr. Godevais brings a wealth of experience in the mobile market as he joins the Entorian management team. Prior to joining Augmentix, Mr. Godevais acted as Chairman, President and CEO of Valence Technologies (NASDAQ: VLNC) and was vice president and general manager of Dell’s Inspiron and Dimension product groups. Mr. Godevais will assume the roll of President of the Augmentix subsidiary.

Conference Call

Entorian Technologies’ management will host a conference call with investors tomorrow, July 15, 2008, at 3:30 p.m. Central time (4:30 p.m. Eastern time) to discuss the acquisition. Investors and other interested parties may access the call by dialing 888-811-5438 in the U.S. (913-312-0380 outside of the U.S.), with the confirmation code 4178679, at least 10 minutes prior to the start of the call. In addition, an audio web cast will be available through Entorian’s web site at http://www.entorian.com. A replay will be available for 48 hours following the call at 888-203-1112 in the U.S. (719-457-0820 outside of the U.S.), confirmation code 4178679.

About Augmentix Corporation

Augmentix provides military, enterprise and government customers with mission-critical computing solutions for rugged environments. Augmentix servers and mobile products combine best-in-class technologies and standardized components from industry leader Dell with proven ruggedization methods from Augmentix. Its rugged systems are environmentally robust and technologically advanced. For more information, go to www.augmentix.com.

About Entorian Technologies

Entorian Technologies Inc. (NASDAQ: ENTN) is a leading provider of advanced module and system-level products for demanding high-reliability and high-performance markets. With an IP portfolio of more than 200 patents and pending patent applications, the company offers high-speed, high-capacity solutions, and technology licensing. Headquartered in Austin, Texas, Entorian operates an ISO-certified manufacturing facility in Reynosa, Mexico. For more information, go to http://www.entorian.com.

Safe Harbor Statement

This press release contains forward-looking statements. These statements are generally accompanied by words such as “expect,” “anticipate,” “believe,” “estimate,” and similar expressions. These statements include our belief about the transaction being accretive, our estimates of second half 2008 revenue and our plan to continue to strive to maximize customer value. We do not have long-term agreements with our customers or sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, our ability to successfully integrate Augmentix and realize the potential synergies from this acquisition; our ability to retain Augmentix’s employees following the acquisition; our ability to retain Augmentix’s customers, as well as expand to engage new customers; our ability to enter into new markets in which we have limited direct prior experience and where competitors in these markets have stronger market positions; transitions in the technologies utilized by OEMs and others (including but not limited to increased use of dual-die and planar solutions and a continuing shift from DDR-1 to DDR-2) and the resulting impact on our business; reduced DRAM pricing and less demand for our products, due to a DRAM oversupply in certain instances; having significant customer concentration and the impact on our operating results of a material decline in orders from any customer or of a consolidation of our customers; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product; the risk that demand for our solutions is lower than expected; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; our inability to successfully integrate our acquisition of Southland Micro Systems; an increased risk associated with the volatility of the price of DRAM, given our increased purchases of DRAM as a result of our acquisition of Southland; the risk that our new technologies, such as our NAND Flash-memory stacking technologies, FlashStak X-2 and ArctiCore, are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risk that we are unable to productize or monetize the intellectual property that we develop; the areas in California and Mexico in which we manufacture are subject to earthquakes, fires, flooding and other natural disasters, for some of which we are not insured; the risk that we will be unable to enter into additional license agreements to license our technologies; the risks associated with intellectual property litigation or other litigation; the risk that our customers or we are unable to obtain adequate memory or other materials; the risk that we incur problems in our manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers’ future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies and companies with market share where we are targeting expansion; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; risks associated with failing to achieve standardization of certain of our products (such as ArctiCore) from JEDEC; risks associated with acquiring other businesses or technologies in the future; our inability to identify companies to acquire; the risks of seasonality, to which we are subject; and the risks associated with our dependence on a few key personnel to manage our business effectively.

For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, and in particular, our Form 10-K filed on March 14, 2008. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

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Entorian is a trademark of Staktek Group LP.

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